VOTING AGREEMENT

THIS VOTING AGREEMENT is made as of the [●] day of [●], 2026 (this "Agreement").

BETWEEN:

[NAME]

[an individual residing in [●]/a trust formed pursuant to the laws of [●]]

(hereinafter referred to as the "Principal Holder")

SPHERE 3D CORP.

a corporation amalgamated pursuant to the laws of the Province of Ontario

(hereinafter referred to as "Sphere")

WHEREAS Sphere has acquired all of the issued and outstanding shares of Cathedra Bitcoin Inc. ("Cathedra") in connection with an arrangement agreement dated March 5, 2026 (the "Arrangement Agreement"), pursuant to a plan of arrangement (the "Arrangement") under the Business Corporations Act (British Columbia) completed on the date hereof (the "Transaction");

AND WHEREAS the execution and delivery of this Agreement was a condition precedent to the obligation of Sphere to complete the Transaction;

AND WHEREAS the Principal Holder has agreed to enter into this Agreement as an inducement for Sphere to enter into the Arrangement Agreement and complete the Transaction.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

INTERPRETATION

Definitions.

Throughout this Agreement, except as otherwise expressly provided, the following terms have the meanings specified or referred to in this Section 1.1:

"Agreement" means this voting agreement, as may be supplemented or amended from time to time;

"Arrangement" has the meaning ascribed thereto in the recitals;

"Arrangement Agreement" has the meaning ascribed thereto in the recitals;

"Business Day" means any day except Saturday, Sunday or any day on which banks are generally not open for business in the Provinces of British Columbia or Ontario or the State of New York;

"Cathedra" has the meaning ascribed thereto in the recitals;

"Effective Date" means the date hereof;

"Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended;

"Parties" means the Principal Holder and Sphere, and "Party" means any one of them;

"Person" means an individual, corporation, company, limited liability company, body corporate, partnership, joint venture, governmental authority, unincorporated organization, trust, association or other entity;

"Sphere Board" means the board of directors of Sphere;

"Sphere Common Shares" means the common shares in the capital of Sphere;

"Sphere Series I Shares" means the Series I Preferred Shares in the capital of Sphere; and

"Term" has the meaning ascribed thereto in Section 4.1.

Certain Rules of Interpretation

In this Agreement and the Schedules:

Consent. Whenever a provision of this Agreement requires or contemplates the consent or approval of a Party and that approval or consent is not delivered within the applicable time limit, then, unless otherwise specified, that Party will be deemed to have withheld its approval or consent.

Gender and Number. In this Agreement, unless the context requires otherwise, any reference to gender includes all genders and words importing the singular number only include the plural and vice versa.

Predecessors and Successors. In this Agreement, unless the context requires otherwise, any reference to a Person shall be deemed to include their respective predecessors, successors and permitted assigns.

Headings, etc. The division of this Agreement into Sections and other subdivisions and the inclusion of headings are provided for convenience only and do not affect the construction or interpretation of this Agreement.

Including. In this Agreement, the words "include" or "including" mean "include (or including) without limitation" and the words following "include" or "including" are not to be considered an exhaustive list.

Performance on Holidays. If any act is required by the terms of this Agreement to be performed on a day which is not a Business Day, the act will be valid if performed on the next succeeding Business Day.

References to Documents. Unless otherwise specified, any reference in this Agreement to this Agreement or any other agreement or document, is a reference to this Agreement or the other agreement or document as it may have been, or may from time to time be, amended, supplemented, restated, novated or replaced and includes all schedules to it.

References to this Agreement. The words "hereof", "herein", "hereto", "hereunder", "hereby" and similar expressions refer to this Agreement as a whole and not to any particular Section or portion of it.

Statutory References. Unless otherwise specified, any reference in this Agreement to a statute includes all rules and regulations made under it, in each case as it or they may have been, or may from time to time be, amended or re-enacted.

Time. Time is of the essence of this Agreement, and no extension or variation of this Agreement will operate as a waiver of this provision.

NATURE OF AGREEMENT

No Partnership

Nothing in this Agreement will be deemed to constitute a legal partnership, agency or similar relationship between the Parties, or to authorize any Party to bind the other. Except as provided herein or as the Parties may otherwise agree, each Party shall have the right to engage in and receive the full benefits from any independent business activities or operations, whether or not competitive with the business activities and operations carried on by the other Party, without consulting with, or incurring any obligation to, the other Party, and each Party will be free to pursue and derive the benefits of all such future business opportunities as such Party sees fit without reference to or restriction by doctrines of "corporate opportunity" or "business opportunity" or other similar doctrines, all of which the Parties expressly agree shall not apply to the Parties in their dealings with each other. Notwithstanding the foregoing, nothing in this Section 2.1 shall modify, limit, or supersede any non-competition or similar restrictive covenant agreement between the Principal Holder and Sphere or any of its affiliates.

REPRESENTATIONS AND WARRANTIES

Representations and Warranties of Principal Holder.

The Principal Holder hereby represents and warrants to and in favour of Sphere as follows and acknowledges and confirms that Sphere is relying on such representations and warranties in entering into this Agreement:

Capacity. The Principal Holder has full legal capacity and power, and absolute authority, to enter into this Agreement and perform all of the obligations under this Agreement; and

Execution and Binding Obligation. This Agreement has been duly executed and delivered by the Principal Holder and constitutes a legal, valid and binding obligation of the Principal Holder enforceable against the Principal Holder in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and other laws of general application limiting the enforcement of creditors' rights generally and to the fact that specific performance is an equitable remedy available only in the discretion of the court.

Representations and Warranties of Sphere

Sphere represents and warrants to the Principal Holder as follows and acknowledges and confirms that the Principal Holder is relying on such representations and warranties in entering into this Agreement:

Corporate Power. Sphere has been duly formed and is validly existing under the laws of the Province of Ontario and has all requisite corporate power and all necessary authority to enter into and deliver this Agreement and to perform its obligations under this Agreement;

Conflict with Other Instruments. The execution and delivery by Sphere and the performance by it of its obligations under, and in compliance with, the terms, conditions and provisions of this Agreement will not conflict with or result in a breach of: (i) its articles of incorporation and by-laws; (ii) any applicable law, rule or regulation; (iii) any agreement or instrument to which Sphere is a party or by which it is bound or by which any of its properties or assets are bound; or (iv) any judgment, injunction, determination or award which is binding on it;

Corporate Action. The execution and delivery of this Agreement by Sphere and the performance by Sphere of its obligations under this Agreement have been duly authorized by all necessary corporate action on the part of Sphere; and

Execution and Binding Obligations. This Agreement has been duly executed and delivered by Sphere and constitutes a legal, valid and binding obligation of Sphere enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization and other laws of general application limiting the enforcement of creditors' rights generally and to the fact that specific performance is an equitable remedy available only in the discretion of the court.

Survival of Representations and Warranties

The representations and warranties of each Party contained in this Section 3 shall survive the execution and delivery of this Agreement and shall continue in full force and effect for the duration of the Term and for a period of twelve (12) months following the termination or expiration of this Agreement.

COVENANTS OF THE PRINCIPAL HOLDER

Voting Support

Subject to Section 4.1(b), for a period of twenty-four (24) months following the Effective Date (such period, the "Term"), the Principal Holder hereby covenants and agrees:

to vote, or cause to be voted, all Sphere Common Shares beneficially owned (as determined pursuant to Rule 13d-3 under the Exchange Act), or over which control or direction is exercised, by the Principal Holder at each meeting of shareholders of Sphere in accordance with the recommendations of the Sphere Board;

that the Principal Holder will not, and will not permit any entity under its control, to deposit any of the Sphere Common Shares beneficially owned (as determined pursuant to Rule 13d-3 under the Exchange Act), or over which it exercises control or direction, into a voting trust or subject any of the Sphere Common Shares beneficially owned (as determined pursuant to Rule 13d-3 under the Exchange Act), or over which it exercises control or direction, to any arrangement or agreement with respect to the voting of such securities, other than pursuant to this Agreement; and

that the Principal Holder will not, and will not permit any entity under its control, to: (A) solicit proxies, or become a participant in a solicitation in opposition to, or competition with, any proposal recommended by the Sphere Board at any meeting of shareholders of Sphere; (B) assist any person, entity or group in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit any proposal recommended by the Sphere Board at any meeting of shareholders of Sphere; or (C) act jointly or in concert with others with respect to voting securities of Sphere for the purpose of opposing or competing with any proposal recommended by the Sphere Board at any meeting of shareholders of Sphere.

Notwithstanding anything to contrary in this Agreement, the obligations of the Principal Holder set out in Section 4.1(a) shall not apply in respect of any proposal that would materially and disproportionately adversely impact the Principal Holder compared to other shareholders of Sphere. For clarity, the creation of a new class or series of shares of Sphere equal or superior to the Sphere Series I Shares shall not constitute a proposal that will materially and disproportionately adversely impact the Principal Holder.

For greater certainty, any Sphere Common Shares or other securities of Sphere that the Principal Holder purchases or with respect to which the Principal Holder otherwise acquires beneficial ownership (as determined pursuant to Rule 13d-3 under the Exchange Act) after the date of this Agreement and prior to the expiration of the Term, including by reason of any vesting of restricted shares, share split, stock dividend, reclassification, recapitalization or other similar transaction or pursuant to the exercise of options, convertible securities or warrants to purchase such shares, the conversion of any Sphere securities into other classes of Sphere securities or the conversion of any debt for such shares, shall be subject to the terms and conditions of this Section 4.1 to the same extent as if they were Sphere Common Shares held as of the Effective Date.

Information Rights

Sphere covenants and agrees to provide the Principal Holder with: (i) reasonable advance notice (and in any event not less than twenty (20) days' notice) of any meeting of shareholders of Sphere at which the Principal Holder will be required to vote pursuant to Section 4.1; and (ii) all information reasonably necessary for the Principal Holder to make an informed decision with respect to any matter to be voted upon at such meeting, including copies of all proxy materials, management information circulars, and other disclosure documents provided to shareholders generally.

TERMINATION

Termination.

This Agreement shall automatically terminate upon the expiration of the Term and may be terminated earlier at any time by written agreement of the Parties.

Notwithstanding anything to the contrary in this Agreement, the Principal Holder may terminate this Agreement immediately upon written notice to Sphere if any of the following occurs: (i) Sphere commits a material breach of this Agreement that remains uncured for thirty (30) days after written notice thereof from the Principal Holder, which notice shall describe the nature of the breach in sufficient detail; (ii) a Change of Control of Sphere occurs (for purposes of this Section 5.1, "Change of Control" means (A) the acquisition by any Person or group of Persons acting jointly or in concert of beneficial ownership of more than fifty percent (50%) of the voting securities of Sphere, (B) a merger, amalgamation, arrangement or other business combination involving Sphere in which the shareholders of Sphere immediately prior to such transaction hold less than fifty percent (50%) of the voting securities of the resulting entity, or (C) a sale of all or substantially all of the assets of Sphere); (iii) the Sphere Common Shares cease to be listed on the Nasdaq Stock Market or another United States or Canadian national securities exchange; or (iv) Sphere becomes subject to any bankruptcy, insolvency, receivership or similar proceeding (whether voluntarily or involuntarily).

Upon termination of this Agreement, each Party shall no longer thereafter have any further liability or obligation to the other Party under this Agreement, excepting any claims, liabilities or damages that arose under this Agreement prior to the date of termination.

MISCELLANEOUS

Notices.

All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent by email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 6.1):

if to Sphere, to:

Sphere 3D Corp.
243 Tresser Blvd., 17th Floor
Stamford, CT 06901
United States of America

Attention: Kurt Kalbfleisch, Chief Financial Officer; Timothy Hanley, Chairman of the Board
Email: kurt.kalbfleisch@sphere3d.com; [***]@gmail.com

if to Principal Holder, to:

[Name]
[Address]

Severability.

If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

Successors and Assigns.

This Agreement shall be binding upon and shall enure to the benefit of the Parties hereto and their respective successors and permitted assigns. Neither Party may assign its rights or obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed.

Public Disclosure.

The Parties acknowledge that Sphere and Cathedra may be required to file this Agreement on SEDAR+ and/or EDGAR as a material contract. The parties shall be permitted to issue a press releases or other public disclosure referencing this Agreement in accordance with applicable securities requirements.

Amendment and Modification; Waiver.

This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party hereto. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Governing Law; Forum Selection.

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Any action arising out of or based upon this Agreement or the transactions contemplated hereby may be brought in the courts of the Province of Ontario situated in the City of Toronto, Ontario, and each Party irrevocably submits and agrees to attorn to the exclusive jurisdiction of those courts in any such action. The Parties irrevocably and unconditionally waive any objection to the venue of any action or proceeding in those courts and irrevocably waive and agree not to plead or claim in those courts that such action has been brought in an inconvenient forum.

Specific Performance.

The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

___________________________________________ [Name of Principal Holder]

SPHERE 3D CORP.

By: ________________________________ Name: Kurt Kalbfleisch Title: Chief Financial Officer